EXHIBIT 99.1

Sierra Monitor Corporation Announces Financial Results for the Third Quarter Ended September 30, 2017

Increases in Sales, Profit and Per Share Income Compared to Prior Year

MILPITAS, Calif., Oct. 26, 2017 (GLOBE NEWSWIRE) -- Sierra Monitor Corporation (OTCQB:SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the third quarter ended September 30, 2017.

Sierra Monitor will host a conference call to discuss the financial results on Thursday, October 26, 2017 at 10:00 AM Pacific Time.  The conference call can be accessed live over the phone by dialing (844) 392-1914 or for international callers by dialing +1 (270) 823-1072 and referencing conference ID 92659662.

Financial Highlights

  Achieved Q3 2017 net sales of approximately $5.2 million, compared to approximately $5.1 million in the same prior year period.
  Delivered Q3 2017 gross margin of 60%, compared to 57% in the same prior year period.
  Reported Q3 2017 GAAP net income per share of $0.02 (basic and diluted), compared to GAAP net income of $0.00 per share (basic and diluted) for the same prior year period.
  Achieved Q3 2017 EBITDA of $0.44 million, compared to $0.22 million for the same prior year period.
  Reported Q3 2017 Non-GAAP net income per share of $0.03 (basic and diluted), compared to $0.02 per share (basic and diluted) in the same prior year period.
  Ended Q3 2017 with a cash balance of approximately $4.5 million and no bank debt compared to a cash balance of $4.7 million and no bank debt on December 31, 2016.
  Declared twenty-first consecutive quarterly dividend of $0.01 per share, to be paid on November 15, 2017.

Third Quarter and Nine Month 2017 Financial Results

Net sales for the quarter ended September 30, 2017 were $5,177,199, compared to $5,063,617 reported for the same period of 2016. Sierra Monitor posted a GAAP net income of $192,477 or $0.02 per share (basic and diluted), for the quarter ended September 30, 2017, compared to GAAP net income of $45,523 or $0.00 per share (basic and diluted), for the same period of 2016. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $323,542 or $0.03 per share (basic and diluted), for the quarter ended September 30, 2017, compared to non-GAAP net income of $227,592 or $0.02 per share (basic and diluted), for the same period of 2016.  See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $435,480 for the quarter ended September 30, 2017, compared to EBITDA of $219,725 for the same period of 2016. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Net sales for the nine months ended September 30, 2017 were $14,539,809, compared to $14,423,206 reported for the same period of 2016. Sierra Monitor posted GAAP net loss of $366,829 or $0.04 per share (basic and diluted), for the nine months ended September 30, 2017, compared to GAAP net loss of $48,189 or $0.00 per share (basic and diluted), for the same period of 2016. Approximately $400,000 attributable to non-recurring reorganization costs contributed to the current year-to-date net loss.  See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $70,535 or $0.01 per share (basic and diluted), for the nine months ended September 30, 2017, compared to non-GAAP net income of $509,730 or $0.05 per share (basic and diluted) for the same period of 2016.  Approximately $400,000 attributable to one time reorganization costs contributed to lower year-to-date non-GAAP net income. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved negative EBITDA of $239,704 for the nine months ended September 30, 2017, compared to EBITDA of $373,009 for the same period of 2016. Approximately $580,000 attributable to one time reorganization costs contributed to the current year-to-date negative EBITDA. See Table D of this release for reconciliation between GAAP Net Income (Loss) and EBITDA operating results.

Sierra Monitor had $4,493,938 in cash on September 30, 2017 with no bank borrowings, compared to $4,692,999 on December 31, 2016. Net trade receivables on September 30, 2017 were $2,591,455, compared to $2,502,601 on December 31, 2016. The Company’s days’ sales outstanding were 45 days, compared to 50 days for the same period in 2016. Inventory at the end of Q3 2017 was $2,871,387 compared to $2,443,774 on December 31, 2016. See Table B of this release for a summary of the balance sheet.

Business Highlights

The company showed strong sales in all of its major product lines. Flame and gas detection accounted for 47% of sales during the quarter while FieldServer and related products accounted for 53%.  This product mix shows strong demand for both of these product classes. The review period for a previously announced potential strategic investment from a third party has elapsed and as a result, this transaction is no longer active.  However, the company announced the hiring of a new CEO, Jeff Brown immediately following the close of third quarter.  We have seen a number of customer and design wins showing how our products are enabling isolated systems and data to bridge to the cloud enabling a better user experience for our customers.  These include:

  A large multi-national workspace provider is using our gateways to allow cloud based control of heating/air conditioning and lighting in their buildings.  This will improve efficiency and provide better control of their customers’ premises and their overall experience.

  A supplier of lighting controls in the building management systems needed the ability to interface from proprietary to standard protocols via the network.  SMC provided a true solution to a business problem that was constricting their growth because of their inability to provide data to their customers’ networked building management systems.

  A very large supplier of systems used for electronic, electromechanical and mechanical counters needed a solution to connect their proprietary data to standards based building management systems.  They selected SMC ProtoCessor products because of our flexibility to meet their needs in this and in future cloud applications.

  A large regional transit authority is using alternative fuels such as compressed natural gas (CNG) for their mass transit bus fleets to reduce their carbon footprint and to improve air quality. SMC was awarded the project utilizing our Sentry IT Controller and gas detectors to keep their facilities and personnel safe from combustible and toxic gases. By selecting SMC, the customer will be able to manage their maintenance costs efficiently since our gas detectors require significantly less calibration than other solutions.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company’s FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities.   With more than 200,000 installed units, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry’s leading multi-protocol gateway.

Sierra Monitor’s Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1978 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit:  http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Sierra Monitor Investor Relations Contact:
Tamara S. Allen, CFO
TAllen@sierramonitor.com

Table A
SIERRA MONITOR CORPORATION Statements of Operations (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Net sales	$5,177,199	$5,063,617	$14,539,809	$14,423,206
Cost of goods sold	2,072,236	2,183,511	5,913,516	6,118,709
Gross profit	3,104,963	2,880,106	8,626,293	8,304,497
Operating expenses
Research and development	767,550	736,136	2,296,058	2,116,498
Selling and marketing	1,225,351	1,240,436	3,840,901	3,713,449
General and administrative	743,405	766,872	2,355,943	2,364,109
Non-recurring reorganization expense	-	-	580,425	-
	2,736,306	2,743,444	9,073,327	8,194,056
Income (loss) from operations	368,657	136,662	(447,034)	110,441
Interest income	169	285	169	488

Income (loss) before income taxes	368,826	136,947	(446,865)	110,929
Income tax provision (benefit)	176,349	91,424	(80,036)	159,118

Net income (loss)	$192,477	$45,523	$(366,829)	$(48,189)
Net income (loss) available to common shareholders per common share
Basic	$0.02	$0.00	$(0.04)	$(0.00)
Diluted	$0.02	$0.00	$(0.04)	$(0.00)
Weighted average number of common shares used in per share computations:
Basic	10,181,553	10,145,862	10,179,886	10,145,862
Diluted	10,181,553	10,147,576	10,179,886	10,145,862

Table B

SIERRA MONITOR CORPORATION

Balance Sheets

Assets	September 30,	December 31,
	2017	2016
	(Unaudited)
Current assets:
Cash and cash equivalents	$4,493,938	$4,692,999
Trade receivables, less allowance for doubtful accounts of approximately $75,000 at September 30, 2017 (unaudited) and December 31, 2016	2,591,455	2,502,601
Inventories, net	2,871,387	2,443,774
Prepaid expenses	393,493	575,177
Income tax deposit	128,659	68,949
Total current assets	10,478,932	10,283,500

Property and equipment, net	170,086	167,831
Deferred income taxes	249,967	249,967
Other assets	112,902	202,875
Total assets	$11,011,887	$10,904,173

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,089,920	$824,951
Accrued compensation expenses	747,976	460,584
Other current liabilities	149,873	168,584
Total current liabilities	1,987,769	1,454,119

Deferred tax liability	88,802	88,802
Total liabilities	2,076,571	1,542,921

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 10,190,625 and 10,171,551 shares issued and outstanding at September 30, 2017 (unaudited) and December 31, 2016 respectively.	10,191	10,172
Additional paid-in capital	4,385,840	4,139,527
Retained earnings	4,539,285	5,211,553
Total shareholders’ equity	8,935,316	9,361,252
Total liabilities and shareholders’ equity	$11,011,887	$10,904,173

SIERRA MONITOR CORPORATION

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis.  Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses.  We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
SIERRA MONITOR CORPORATION

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
GAAP Net Income (Loss)	$192,477	$45,523	$(366,829)	$(48,189)
Depreciation and amortization	66,823	83,063	207,330	262,568
Provision for inventory losses	-	7,500	-	8,589
Stock based comp expense	64,242	91,506	230,034	286,762
Total adjustments	131,065	182,069	437,364	557,919
Non-GAAP Net Income	$323,542	$227,592	$70,535	$509,730

Non-GAAP Net Income Per Share:
Basic	$0.03	$0.02	$0.01	$0.05
Diluted	$0.03	$0.02	$0.01	$0.05

Weighted-average number of shares used in per share computations:
Basic	10,181,553	10,145,862	10,179,886	10,145,862
Diluted	10,181,553	10,147,576	10,179,886	10,145,862

Table D
SIERRA MONITOR CORPORATION Reconciliation of GAAP to EBITDA Operating Results

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
GAAP Net Income (Loss)	$192,477	$45,523	$(366,829)	$(48,189)
Interest Income	(169)	(285)	(169)	(488)
Income Tax Provision (benefit)	176,349	91,424	(80,036)	159,118
Depreciation and amortization	66,823	83,063	207,330	262,568

Non-GAAP EBITDA Income (Loss)	$435,480	$219,725	$(239,704)	$373,009